UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

BCSB Bancorp, Inc.
(Exact Name of Registrant as Specified In Charter)

Maryland	0-53163	26-1424764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 256-5000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of BCSB Bancorp, Inc. (the “Company”) was held on February 13, 2013.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for the terms as designated below or until their successors are elected and qualified, by the following vote:

To Serve for a Three-Year Term:	FOR	WITHHELD	BROKER NON-VOTES
H. Adrian Cox	2,222,647	155,669	677,867
William M. Loughran	2,217,973	160,343	677,867
John J. Panzer, Jr.	2,222,336	155,980	677,867

2.
The appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,031,913	3,367	20,903	-0-

3.	An advisory vote was taken on the compensation of the Company’s named executive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,154,443	196,166	27,707	677,867

4.	A vote was taken on the approval of the frequency of a shareholder vote to approve the compensation of the named executive officers.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
2,146,840	77,529	124,488	29,407	677,867

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB BANCORP, INC.

Date: February 15, 201	By:	/s/ David M. Meadows
David M. Meadows
Secretary and Executive Vice President